UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012
_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “hope,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases.  The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions.  Our actual results may differ materially from results anticipated in these forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Offer Letter to Acquire 15 Story Commercial Real Estate in Kuala Lumpur, Malaysia

On June 25, 2012, an Offer Letter, or the Offer Letter, issued on behalf of PGCG Assets Holdings Sdn. Bhd., our wholly owned subsidiary, or PGCG Assets, pursuant to which PGCG Assets, or a designee thereof, offered to purchase a fifteen story office building located in Kuala Lumpur, Malaysia at a purchase price of RM 81,500,000, was accepted by the seller.

 Pursuant to the terms of the Offer Letter, RM 1,630,000 was deposited into escrow on June 25, 2012, which amount will be applied toward the purchase price upon the consummation of sale.  We further agreed to deposit an additional amount equal to 8% of the purchase price upon the signing of the definitive Sale and Purchase Agreement, which is to occur by July 25, 2012.  The balance of the purchase price is to be paid within 5 months from the date of the definitive Sale and Purchase Agreement.

We are in the process of negotiating the terms of the definitive purchase agreement and hope to complete the acquisition in the near future.

A copy of the Offer Letter is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the transactions contemplated by the Offer Letter set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Offer to Acquire 12 Story Commercial Real Estate in Kuala Lumpur, Malaysia

On June 25, 2012, Weng Kung Wong, our Chief Executive Officer, entered into a binding Confirmation of Salient Terms & Conditions of Sales & Purchase Agreement on behalf the company, or the Confirmation Letter, to purchase a twelve story commercial building located in Kuala Lumpur, Malaysia at a purchase price of RM 12,300,000.

Pursuant to the terms of the Confirmation Letter, two percent of the purchase price, or RM 246,000, was paid on June 25, 2012.  RM 984,000 will be payable upon the signing of the definitive Sale and Purchase Agreement, which is to occur by July 16, 2012.  The balance of the purchase price will be paid within three (3) months of the date of the definitive Sale and Purchase Agreement or the date of receipt of the letter of consent to transfer by our solicitor, if applicable.  We have a one-time option of extending payment of the final balance by ninety (90) days at an interest rate of eight percent (8%) per annum.

If we fail to execute the definitive Sale and Purchase Agreement by July 16, 2012, the seller will be entitled to cancel the sale and retain the Deposit as liquidated damages.

If the seller fails to execute the definitive Sale and Purchase Agreement or otherwise complete the sale within seven days after execution of the definitive Sale and Purchase Agreement, we will be entitled to seek specific performance, a refund of the Deposit and liquidated damages in the amount of the Deposit.

A copy of the Confirmation Letter is incorporated herein by reference and filed as Exhibit 10.2 to this Current Report on Form 8-K. The description of the transactions contemplated by the Confirmation Letter set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Sale of Company Securities

On June 26, 2012, we consummated the sale to three accredited shareholders of Prime Global Capital Group Incorporated, of an aggregate of 760,000 shares of our common stock, par value $0.001 (the “Shares”), at a per share price of $2.70, or $2,052,000 in the aggregate, in accordance with the terms and conditions of a subscription agreement (the “Subscription Agreement”).  The Subscription Agreement contains terms and conditions that are normal and customary for a transaction of this type.  We expect to receive net proceeds of approximately $2,050,000 from the sale of the Shares and will use the net proceeds for general corporate purposes.  The Shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to a form of the Subscription Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated June 22, 2012 from PGCG Assets Holdings Sdn. Bhd. to CMY Assets Sdn. Bhd.
10.2	Confirmation Letter dated June 22, 2012.
10.3	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: June 27, 2012

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer